Sovereign Bancorp, Inc. Announces Third Quarter 2007 Earnings

      PHILADELPHIA, Oct. 17 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income for the third quarter of 2007 of $58.2 million, or $.11 per share as compared to $184 million, or $.37 per diluted share, for the third quarter of 2006. Net income in the third quarter of 2007 was adversely impacted by disruption in the consumer credit environment and volatility in credit markets, which will be discussed in more detail later in this release.

      Sovereign's operating earnings for EPS purposes were $95.5 million, or $.19 per diluted share, for the quarter ended September 30, 2007, as compared to $207 million, or $.41 per diluted share a year ago. Operating earnings for the third quarter of 2007 excludes after-tax restructuring charges related to the previously announced expense reduction initiative of $3.9 million, or $.01 per share, and additional loan loss provision of $30.6 million after-tax, or $.06 per share, related to the correspondent home equity portfolio. Operating earnings for the third quarter of 2006 excludes restructuring charges of $18.5 million after-tax, or $.04 per share. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

      Commenting on results for the third quarter of 2007, Joseph P. Campanelli, Sovereign's President and CEO, stated, "Because of the charges taken as a result of dislocations in the mortgage market, liquidity issues impacting the broader sector and a Sovereign-specific issue related to strengthening reserves in our indirect auto business, our earnings for the quarter are disappointing. Looking beyond these items and at our core businesses, I believe there are many things going well within our company, and certain operating trends such as net interest margin and continued expense discipline are heading in the right direction."

      Net Interest Income and Margin

      For the third quarter of 2007, Sovereign reported net interest income of $457 million as compared to $453 million last quarter and $492 million in the third quarter of 2006. Sovereign's average loan balances decreased by $5.8 billion over last year as a result of the balance sheet restructuring completed in the first quarter of 2007, while average loan balances decreased about $110 million on a linked quarter basis to $56.7 billion. The period-end loan portfolio increased by approximately $621 million from balances at June 30, 2007, reflecting strong growth in the auto loan portfolio and moderate growth in commercial and direct home equity loan categories partially offset by planned runoff in residential mortgage and commercial multi-family loans. Sovereign's average core deposits decreased $2.3 billion over last year as Sovereign continues to reduce its reliance on wholesale deposit sources. Average core deposits decreased $966 million linked quarter to $34.6 billion driven by reductions in higher-cost deposits as government and wholesale core deposit categories declined $1.0 billion during the quarter. The weighted average cost of these wholesale deposits was 5.26% versus Sovereign's overall cost of non-wholesale deposits of 2.61%.

      Net interest margin was 2.74% for the third quarter of 2007 as compared to 2.71% in the prior quarter and 2.64% a year ago.

      Non-Interest Income

      Total fees and other income before security gains totaled $141 million for the third quarter of 2007 compared to $172 million a year ago and $190 million last quarter. Total fees and other income before security gains were adversely impacted this quarter as a result of the dislocation in the secondary capital markets, which resulted in $19.4 million of capital markets losses, $6.2 million of market value adjustment losses impacting commercial banking fees and $8.3 million of market value adjustment losses impacting mortgage banking revenues. Excluding these items total fees and other income before security gains increased 2.0% over last year.

      Consumer and commercial banking fees are down from a year ago and linked quarter as a result of a $6.2 million lower of cost or market adjustment recorded in the current quarter on Sovereign's loan syndicated trading portfolio.

      Mortgage banking revenues for the quarter were $3.8 million, compared to $26.5 million last quarter and $14.3 million in the same quarter a year ago. Included in mortgage banking revenues this quarter was a loss of $8.3 million related to the lower of cost or market adjustments on the CMBS pipeline and servicing values. Last quarter, mortgage banking revenues included a gain of $13.8 million related to the commercial loan securitization that took place during the quarter.

      Capital markets revenues for the quarter were a loss of $12.6 million as a result of $19.4 million of losses on financings Sovereign provided to a number of mortgage companies who have declared bankruptcy and/or defaulted on certain agreements. These mortgage companies have been impacted by adverse developments in the non-prime sector related to loan losses which has decreased investor demand for loans originated and sold by these mortgage companies resulting in liquidity issues for the mortgage companies.

      Non-Interest Expense

      G&A expenses were $342 million for the third quarter of 2007, up $5.1 million or 1.5% from the second quarter as a result of increased legal reserves and expense and a $3.2 million charge related to a repossessed asset. G&A expenses to average assets were 1.66% for the quarter, compared to 1.65% in the second quarter and 1.55% a year ago.

      Asset Quality

      Annualized net charge-offs were .24% of average loans for the third quarter, compared to .18% linked quarter and .23% a year ago. In dollars, net charge-offs were $33.6 million this quarter versus $25.7 million in the prior quarter and $35.3 million a year ago.

      Non-performing loans to total loans increased 7 basis points from second quarter levels to .49%. Non-performing loans increased by $42.5 million from last quarter to $282 million. However, $41.5 million of this increase is related to the retained correspondent home equity portfolio. Non-accruing loans from this portfolio were previously excluded from the non-accruing loan balance of $239 million last quarter, as reserves for this portfolio were segregated. Excluding these loans, non-accruing loans increased about $1.0 million over last quarter. The allowance for credit losses to non-performing loans was 230% at September 30, 2007, as compared to 217% at June 30 and 240% at September 30, 2006.

      Sovereign's provision for credit losses was $162.5 million this quarter, compared to $51.0 million in the second quarter and $45.0 million in the third quarter of 2006. The provision for credit losses exceeded net charge-offs this quarter by $129 million. As previously announced, $47 million of the increase in provision is related to Sovereign's remaining correspondent home equity portfolio. As of September 30, 2007, this portfolio balance was $415 million, net of discounts and reserves. Many of these correspondent home equity loans are non-prime loans which have been impacted by the deterioration in the housing market and the reduction in the number of mortgage lenders in the industry causing an elevated level of delinquencies and charge-offs. Approximately $40 million of the increase in provision is related to management's decision to increase reserves for the indirect auto lending portfolio in response to recent and anticipated higher net credit losses, as well as portfolio growth. The remaining increase in provision is related to the loan loss reserves required to cover exposures, as well as increased charge-offs, in our commercial portfolio, primarily in the construction lending and commercial real estate portfolios.

      Capital

      Sovereign's Tier 1 leverage ratio was 6.03% at September 30, 2007, as compared to 6.40% last quarter. Tangible equity to tangible assets, which includes preferred stock, was 4.09%. Tangible common equity to tangible assets was 3.85%. The equity to assets ratio was 10.08% at September 30, 2007. Sovereign's capital ratios were negatively impacted by approximately 12 basis points during the quarter by a negative mark-to-market adjustment of approximately $97.0 million on its investment portfolio that is available-for-sale. Also impacting certain capital ratios for the quarter by approximately 22 to 35 basis points was the need to temporarily hold an additional $4.5 billion of cash and investments over quarter-end to maintain compliance with a regulatory guideline. Sovereign Bank's Tier 1 leverage ratio was 6.63% and the Bank's total risk-based capital ratio was 10.35% at September 30, 2007.

      About Sovereign

      Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with $87 billion in assets as of September 30, 2007 with principal markets in the Northeast United States. Sovereign Bank has 750 community banking offices, over 2,300 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

      Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign's Third Quarter 2007 earnings call on Thursday, October 18 beginning at 9:00 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=
1660290. International parties are invited to dial into the conference call at 706-679-7706. The webcast and replay can be accessed anytime from 9:00 a.m. ET on Thursday, October 18, 2007 through 12:00 a.m. ET on January 17, 2007. Questions may be submitted during the call via email accessible from Sovereign Bancorp's broadcast and Investor Relations sites. A telephone replay will be accessible from 11:00 a.m. ET on Thursday, October 18, 2007 through 12:00 a.m. ET (midnight) on Thursday, October 25, 2007 by dialing 1-800-642-1687 in the U.S., international 706-645-9291, confirmation id #18728038.

      Note:

      This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2006 and 2007 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges,

      other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

      This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

      Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                 Quarter Ended
                                        Sept. 30       June 30       Mar. 31        Dec. 31         Sept. 30
                                          2007           2007          2007           2006            2006
(dollars in millions, except per
share data)
Operating Data

Net income (loss)                      $   58.2       $  147.5       $   48.1       $ (129.4)       $  184.0
Net income (loss) for EPS
 purposes                                  54.6          150.2           44.4         (133.1)          188.5
Operating earnings for EPS
 purposes (1)                              95.5          170.3          179.6          166.6           207.0
Net interest income                       456.8          453.4          487.9          487.0           491.8
Provision for credit losses (5)           162.5           51.0           46.0          366.0            45.0
Total fees and other income
 before security gains (6)                141.4          190.3           45.9          149.4           171.9
Net gain (loss) on investment
 securities (7)                             1.9             --            1.0          (36.1)           29.2
G&A expense                               341.7          336.6          330.0          354.9           351.8
Other expenses (8)                         44.0           79.5          116.8          134.5            75.3

Performance Statistics

Bancorp

Net interest margin                        2.74%          2.71%          2.70%          2.60%           2.64%
Return on average assets                   0.28%          0.72%          0.22%        -0.57%            0.81%
Operating return on average
 assets (1)                                0.46%          0.83%          0.83%          0.73%           0.91%
Return on average equity                   2.63%          6.71%          2.23%        -5.82%            8.47%
Operating return on average
 equity (1)                                4.32%          7.75%          8.34%          7.49%           9.52%
Return on average tangible equity          6.90%         17.62%          6.01%       -15.54%           23.72%
Operating return on average
 tangible equity (1)                      11.31%         20.35%         22.46%         20.00%          26.68%
Annualized net loan charge-offs
 to average loans (9)                      0.24%          0.18%          0.16%          2.75%           0.23%
G & A expense to average assets            1.66%          1.65%          1.53%          1.56%           1.55%
Efficiency ratio (2)                      57.12%         52.29%         61.83%         55.77%          53.01%

Per Share Data

Basic earnings (loss) per share        $   0.11       $   0.30       $   0.09       $  (0.28)       $   0.39
Diluted earnings (loss) per share          0.11           0.29           0.09          (0.28)           0.37
Operating earnings per share (1)           0.19           0.33           0.35           0.33            0.41
Dividend declared per share               0.080          0.080          0.080          0.080           0.080
Common book value (3)                     17.76          17.92          17.87          17.83           18.07
Common stock price:
  High                                 $  21.94       $  25.16       $  26.42       $  25.90        $  21.60
  Low                                     16.58          21.14          24.07          21.27           20.07
  Close                                   17.04          21.14          25.44          25.39           21.51
Weighted average common shares:
  Basic                                   480.2          478.3          475.1          473.4           472.4
  Diluted (4)                             480.2          512.6          475.1          473.4           506.1
End-of-period common shares:
  Basic                                   480.4          479.1          475.7          473.8           472.6
  Diluted                                 512.4          512.3          509.8          508.7           506.5

                                                          Year to Date
                                                    Sept. 30         Sept. 30
                                                      2007             2006
(dollars in millions, except per
share data)

Operating Data

Net income (loss)                                 $    253.7        $    266.4
Net income (loss) for EPS purposes                     242.8             281.1
Operating earnings for EPS purposes (1)                445.4             525.4
Net interest income                                  1,398.0           1,334.5
Provision for credit losses (5)                        259.5             118.5
Total fees and other income before
 security gains (6)                                    377.6             448.2
Net gain (loss) on investment
 securities (7)                                          2.9            (275.9)
G&A expense                                          1,008.2             935.1
Other expenses (8)                                     240.2             179.0

Performance Statistics

Bancorp

Net interest margin                                     2.72%             2.81%
Return on average assets                                0.41%             0.47%
Operating return on average assets (1)                  0.71%             0.93%
Return on average equity                                3.87%             5.03%
Operating return on average equity (1)                  6.79%             9.92%
Return on average tangible equity                      10.23%            11.92%
Operating return on average tangible
 equity (1)                                            17.95%            23.51%
Annualized net loan charge-offs to
 average loans (9)                                      0.19%             0.24%
G & A expense to average assets                         1.61%             1.65%
Efficiency ratio (2)                                   56.78%            52.45%

Per Share Data

Basic earnings (loss) per share                   $     0.51        $     0.62
Diluted earnings (loss) per share                       0.51              0.62
Operating earnings per share (1)                        0.87              1.16
Dividend declared per share                            0.240             0.220
Common book value (3)                                  17.76             18.07
Common stock price:
  High                                            $    26.42        $    21.76
  Low                                                  16.58             19.57
  Close                                                17.04             21.51
Weighted average common shares:
  Basic                                                477.9             420.7
  Diluted (4)                                          477.9             454.3
End-of-period common shares:
  Basic                                                480.4             472.6
  Diluted                                              512.4             506.5

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before security gains.

(3) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

(4) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first and third quarters of 2007, the nine months ended September 30, 2007 and the fourth quarter of 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

(5) The third quarter of 2007 includes an additional provision of $47 million on our retained correspondent home equity portfolio as well as $37 million of additional reserves allocated to our indirect auto portfolio due to increased losses experienced in the third quarter and higher projected losses in future periods. The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

(6) The third quarter of 2007 includes lower of cost or market adjustments of $11.7 million on certain loan portfolios that were classified as held for sale. Additionally, the third quarter of 2007 includes a charge of $19.4 million on certain financing transactions with mortgage related entities. The second quarter of 2007 includes a gain of $13.8 million on a commercial mortgage backed securitization. The first quarter of 2007 includes a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.

(7) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

(8) The second quarter of 2007 includes net restructuring and debt extinguishment charges of $32.7 million. The first quarter of 2007 includes $43.4 million of ESOP expense related to freezing of the plan and $20 million of charges related to employee severance and charges associated with closing certain branch locations. The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.

(9) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                    Quarter Ended
                                      Sept. 30         June 30          Mar. 31         Dec. 31           Sept. 30
                                        2007             2007             2007            2006              2006
(dollars in millions)
Financial Condition Data:

General
  Total assets                      $   86,607       $   82,737       $   82,194       $   89,642       $   90,410
  Loans (1)                             57,148           56,527           56,125           62,589           63,178
  Total deposits and customer
   related accounts:                    50,098           49,845           52,563           52,385           52,784
    Core deposits and other
     customer related
     accounts                           34,472           34,722           37,001           36,321           36,031
    Time deposits                       15,626           15,123           15,562           16,064           16,753
  Borrowings                            26,161           22,462           19,162           26,850           27,101
  Minority interests                       146              146              157              156              210
  Stockholders' equity                   8,726            8,780            8,695            8,644            8,734
  Goodwill                               5,003            5,003            5,006            5,005            4,990
  Core deposit and other
   intangibles                             402              433              465              498              533

Asset Quality
  Non-performing assets (2)         $    336.7       $    282.4       $    278.4       $    235.6       $    273.1
  Non-performing loans (2)               282.4            239.9            242.0            207.9            232.8
  Non-performing assets to
   total assets (2) (3)                   0.39%            0.34%            0.34%            0.29%            0.30%
  Non-performing loans to
   loans (2) (3)                          0.49%            0.42%            0.43%            0.38%            0.37%
  Allowance for credit losses       $    650.0       $    521.1       $    503.3       $    486.3       $    558.1
  Allowance for credit losses
   to total loans (3)                     1.14%            0.92%            0.90%            0.88%            0.88%
  Allowance for credit losses
   to non-performing loans (2)             230%             217%             208%             234%             240%

Capitalization - Bancorp (4)
  Stockholders' equity to
   total assets                          10.08%           10.61%           10.58%            9.64%            9.66%
  Tier 1 leverage capital
   ratio                                  6.03%            6.40%            6.29%            5.73%            5.82%
  Tangible equity to tangible
   assets                                 4.09%            4.33%            4.20%            3.73%            3.78%
  Tangible common equity to
   tangible assets                        3.85%            4.07%            3.95%            3.50%            3.55%

Capitalization - Bank (4)
  Stockholders' equity to
   total assets                          12.05%           12.71%           12.80%           11.76%           11.65%
  Tier 1 leverage capital
   ratio                                  6.63%            6.93%            6.80%            6.22%            6.21%
  Tier 1 risk-based capital
   ratio                                  7.63%            7.83%            7.77%            7.52%            7.67%
  Total risk-based capital
   ratio                                 10.35%           10.45%           10.48%           10.07%           10.34%

(1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.

(2) Non performing loans and non performing assets include $41.5 million of loans related to our correspondent home equity portfolio due to the additional provision for credit losses that was recorded in the third quarter of 2007. Non performing loans and assets at June 30, 2007 and March 31, 2007 exclude $51.6 million and $22.4 million, respectively, of correspondent home equity loans that were written down to fair value at March 31, 2007 since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Sovereign reclassified these loans back into our loan portfolio at March 31, 2007. Non-performing loans and assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

(3) The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million, respectively, of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

(4) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                      Sept. 30           June 30            Mar. 31
(dollars in thousands)                                  2007               2007               2007
Assets
Cash and amounts due
 from depository institutions                      $  3,992,731       $  1,867,294       $  1,669,623
Investments:
  Available-for-sale                                 14,307,929         13,303,432         13,640,209
  Other investments                                     981,921            798,452            703,738
    Total investments                                15,289,850         14,101,884         14,343,947
Loans:
  Commercial                                         29,912,883         29,547,839         29,852,212
  Consumer                                           27,235,481         26,979,279         26,273,285
    Total loans (1)                                  57,148,364         56,527,118         56,125,497
Less allowance for loan losses                         (629,747)          (503,685)          (487,286)
    Total loans, net                                 56,518,617         56,023,433         55,638,211
Premises and equipment, net                             559,040            570,074            588,695
Accrued interest receivable                             384,812            368,849            363,013
Goodwill                                              5,003,022          5,003,195          5,006,290
Core deposit and other intangibles                      402,257            433,164            465,421
Bank owned life insurance                             1,773,829          1,764,137          1,745,145
Other assets                                          2,683,170          2,605,061          2,373,220
    Total assets                                   $ 86,607,328       $ 82,737,091       $ 82,193,565

Liabilities and Stockholders'
 Equity
Liabilities:
Deposits and other customer related accounts:
  Core and other customer related
   accounts                                        $ 34,471,615       $ 34,721,501       $ 37,001,193
  Time deposits                                      15,626,433         15,123,134         15,561,764
    Total                                            50,098,048         49,844,635         52,562,957
Borrowings and other debt
 obligations                                         26,161,337         22,461,638         19,162,252
Other liabilities                                     1,475,954          1,504,788          1,616,574
    Total liabilities                                77,735,339         73,811,061         73,341,783
Minority interests                                      146,075            145,742            156,896
Stockholders' equity:
  Preferred Stock                                       195,445            195,445            195,445
  Common Stock                                        6,277,292          6,253,146          6,186,470
  Warrants and stock options                            347,630            346,278            344,979
  Unallocated ESOP shares                                    --                 --            (19,019)
  Treasury stock                                        (20,359)           (21,303)           (22,257)
  Accumulated other
   comprehensive loss                                  (218,155)          (121,184)           (13,177)
  Retained earnings                                   2,144,061          2,127,906          2,022,445
    Total stockholders' equity                        8,725,914          8,780,288          8,694,886
    Total liabilities and stockholders'
     equity                                        $ 86,607,328       $ 82,737,091       $ 82,193,565

                                                   Dec. 31            Sept. 30
(dollars in thousands)                               2006               2006

Assets
Cash and amounts due
 from depository institutions                   $  1,804,117       $  1,932,603
Investments:
  Available-for-sale                              13,874,628         12,821,075
  Other investments                                1,003,012          1,020,723
    Total investments                             14,877,640         13,841,798
Loans:
  Commercial                                      30,472,343         29,984,325
  Consumer                                        32,116,253         33,193,395
    Total loans (1)                               62,588,596         63,177,720
Less allowance for loan losses                      (471,030)          (544,482)
    Total loans, net                              62,117,566         62,633,238
Premises and equipment, net                          605,707            591,601
Accrued interest receivable                          422,901            413,018
Goodwill                                           5,005,185          4,989,539
Core deposit and other intangibles                   498,420            532,626
Bank owned life insurance                          1,725,222          1,704,955
Other assets                                       2,585,091          3,770,681
    Total assets                                $ 89,641,849       $ 90,410,059

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                     $ 36,320,674       $ 36,030,850
  Time deposits                                   16,063,880         16,752,764
    Total                                         52,384,554         52,783,614
Borrowings and other debt obligations             26,849,717         27,100,522
Other liabilities                                  1,606,794          1,582,174
    Total liabilities                             80,841,065         81,466,310
Minority interests                                   156,385            209,972
Stockholders' equity:
  Preferred Stock                                    195,445            195,445
  Common Stock                                     6,183,281          6,166,992
  Warrants and stock options                         343,391            338,867
  Unallocated ESOP shares                            (19,019)           (21,396)
  Treasury stock                                     (49,028)           (57,646)
  Accumulated other
   comprehensive loss                                (24,746)           (74,543)
  Retained earnings                                2,015,075          2,186,058
    Total stockholders' equity                     8,644,399          8,733,777
    Total liabilities and stockholders'
     equity                                     $ 89,641,849       $ 90,410,059

(1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                                          Quarter Ended
(dollars in thousands,                    Sept. 30          June 30           Mar. 31           Dec. 31           Sept. 30
except per share data)                      2007              2007              2007              2006              2006
Interest and dividend income:
  Interest on
   interest-earning
   deposits                             $     7,117       $     4,144       $     6,236       $     6,274       $     5,408
  Interest on investment
   securities
    Available for sale                      177,125           180,252           189,835           192,996           202,831
    Held to maturity                             --                --                --                --                --
    Other                                    11,886            11,179            14,301            19,508            13,287
  Interest on loans                         954,014           943,860         1,016,967         1,035,224         1,019,325
    Total interest and
     dividend income                      1,150,142         1,139,435         1,227,339         1,254,002         1,240,851
Interest expense:
  Deposits and
   related customer
   accounts                                 408,680           409,616           413,251           421,472           412,858
  Borrowings                                284,701           276,435           326,235           345,498           336,206
    Total interest
     expense                                693,381           686,051           739,486           766,970           749,064
    Net interest
     income                                 456,761           453,384           487,853           487,032           491,787
Provision for credit
 losses (3)                                 162,500            51,000            46,000           365,961            45,000
    Net interest income
     after provision
     for credit losses                      294,261           402,384           441,853           121,071           446,787
Non-interest income:
  Consumer banking fees                      73,113            77,268            68,014            73,389            74,298
  Commercial banking
   fees (5)                                  44,155            52,046            49,408            48,405            47,690
  Mortgage banking
   revenue (1)                                3,752            26,500          (107,205)           (7,606)           14,329
  Capital markets
   revenue                                  (12,627)            5,982             5,689             7,358             4,009
  Bank owned life
   insurance income                          24,439            20,274            20,509            20,237            20,116
  Other                                       8,557             8,227             9,467             7,586            11,409
    Total fees and other
     income before
     security gains                         141,389           190,297            45,882           149,369           171,851
  Net gain/(loss) on
   securities (4)                             1,884                --               970           (36,089)           29,154
    Total non-interest
     income                                 143,273           190,297            46,852           113,280           201,005
Non-interest expense:
General and administrative
  Compensation and
   benefits                                 172,319           171,557           173,796           176,851           182,607
  Occupancy and
   equipment                                 75,217            75,637            80,519            79,221            78,594
  Technology expense                         23,940            23,812            23,336            25,680            25,128
  Outside services                           16,434            16,969            15,278            19,920            17,928
  Marketing expense                          16,296            17,092             8,832            15,731            14,552
  Other administrative
   expenses                                  37,440            31,525            28,235            37,496            33,009
    Total general and
     administrative                         341,646           336,592           329,996           354,899           351,818
Other expenses:
  Amortization of
   intangibles                               31,066            32,257            33,253            34,302            34,092
  Other minority
   interest expense
   and equity method
   expense                                    6,913            14,487            18,415            10,974            12,850
  Loss on economic hedges                        --                --                --                --                --
  Proxy and related
   professional fees                             --              (125)             (391)               --                --
  Restructuring, other
   employee severance and
   debt repurchase
   charges                                    6,029            35,938            20,032            78,668                --
  ESOP expense related
   to freezing of plan                           --            (3,266)           43,385                --                --
  Merger-related and
   integration charges                           --               166             2,076            10,558            28,403
    Total other
     expenses                                44,008            79,457           116,770           134,502            75,345
      Total non-interest
       expense                              385,654           416,049           446,766           489,401           427,163
    Income/ (loss)
     before income
     taxes                                   51,880           176,632            41,939          (255,050)          220,629
Income tax expense/
 (benefit)                                   (6,330)           29,180            (6,120)         (125,610)           36,620
    Net income/
     (loss)                             $    58,210       $   147,452       $    48,059       $  (129,440)      $   184,009

(1) Mortgage banking
 activity is summarized
 below:
(Losses)/gains on sale
 of mortgage loans and
 related securities,
 multifamily loans, and
 home equity loans (2)                  $     6,354       $     9,065       $  (103,788)      $    (7,838)      $    14,665
Net gains/(loss)
 recorded on commercial
 mortgage backed
 securitization                              (5,355)           13,772            (3,276)               --                --
Net gains/(loss) recorded
 under SFAS 133                               1,781               783              (388)              821              (423)
Mortgage servicing fees,
 net of mortgage servicing
 rights amortization                            972             2,224               247             2,863             3,758
Mortgage servicing right
 recoveries/(impairments)                        --               656                --            (3,452)           (3,671)
  Total mortgage banking
   revenues                             $     3,752       $    26,500       $  (107,205)      $    (7,606)      $    14,329

                                                                    Year to Date
                                                             Sept. 30          Sept. 30
(dollars in thousands, except per share data)                  2007              2006
Interest and dividend income:
  Interest on interest-earning deposits                    $    17,497       $    10,478
  Interest on investment securities
    Available for sale                                         547,212           409,579
    Held to maturity                                                --           104,026
    Other                                                       37,366            31,906
  Interest on loans                                          2,914,841         2,516,413
    Total interest and dividend income                       3,516,916         3,072,402
Interest expense:
  Deposits and related customer accounts                     1,231,547           950,725
  Borrowings                                                   887,371           787,161
    Total interest expense                                   2,118,918         1,737,886
    Net interest income                                      1,397,998         1,334,516
Provision for credit losses (3)                                259,500           118,500
    Net interest income after provision
     for credit losses                                       1,138,498         1,216,016
Non-interest income:
  Consumer banking fees                                        218,395           202,563
  Commercial banking fees (5)                                  145,609           130,655
  Mortgage banking revenue (1)                                 (76,953)           31,845
  Capital markets revenue                                         (956)           10,211
  Bank owned life insurance income                              65,222            46,802
  Other                                                         26,251            26,091
    Total fees and other income
     before security gains                                     377,568           448,167
  Net gain/(loss) on securities (4)                              2,854          (275,873)
    Total non-interest income                                  380,422           172,294
Non-interest expense:
General and administrative
  Compensation and benefits                                    517,672           475,852
  Occupancy and equipment                                      231,373           210,942
  Technology expense                                            71,088            69,808
  Outside services                                              48,681            49,275
  Marketing expense                                             42,220            39,322
  Other administrative expenses                                 97,200            89,891
    Total general and administrative                         1,008,234           935,090
Other expenses:
  Amortization of intangibles                                   96,576            75,536
  Other minority interest expense and
   equity method expense                                        39,815            45,917
  Loss on economic hedges                                           --            11,387
  Proxy and related professional fees                             (516)           14,337
  Restructuring, other employee severance
   and debt repurchase charges                                  61,999                --
  ESOP expense related to freezing of plan                      40,119                --
  Merger-related and integration charges                         2,242            31,862
    Total other expenses                                       240,235           179,039
      Total non-interest expense                             1,248,469         1,114,129
    Income/ (loss) before income taxes                         270,451           274,181
Income tax expense/ (benefit)                                   16,730             7,830
    Net income/ (loss)                                     $   253,721       $   266,351

(1) Mortgage banking activity
 is summarized below:
(Losses)/gains on sale of mortgage
 loans and related securities,
 multifamily loans, and home
 equity loans (2)                                          $   (88,369)      $    27,563
Net gains/(loss) recorded on commercial
 mortgage backed securitization                                  5,141                --
Net gains/(loss) recorded under SFAS 133                         2,176                 4
Mortgage servicing fees, net of mortgage
 servicing rights amortization                                   3,443             7,949
Mortgage servicing right recoveries/(impairments)                  656            (3,671)
  Total mortgage banking revenues                          $   (76,953)      $    31,845

(2) First quarter of 2007 results include a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi- family loans.

(3) The third quarter of 2007 includes an additional provision of $47 million on our retained correspondent home equity portfolio as well as $37 million of additional reserves allocated to our indirect auto portfolio due to increased losses experienced in the third quarter and higher projected losses in future periods. The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well a $14 million commercial loan charge-off.

(4) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

(5) The third quarter of 2007 includes a lower of cost or market adjustment of $6.2 million on our loan syndication trading portfolio. This portfolio of $151 million was reclassified back into our loan held for investment portfolio.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                               Quarter Ended
                                                            September 30, 2007
                                               Average                           Yield/
(dollars in thousands)                         Balance          Interest (1)      Rate
Earning assets:
  Investment securities                      $ 13,850,369       $    216,252      6.24%
  Loans:
    Commercial                                 25,429,487            464,984      7.26%
    Multi-Family                                3,975,580             61,708      6.20%
    Consumer:
      Residential mortgages                    14,357,561            203,676      5.67%
      Home equity loans and
       lines of credit                          5,974,643            102,033      6.78%
     Total consumer loans
      secured by real estate                   20,332,204            305,709      6.00%
     Auto Loans                                 6,616,774            118,324      7.09%
     Other                                        320,848              7,042      8.71%
    Total Consumer                             27,269,826            431,075      6.30%
  Total loans                                  56,674,893            957,767      6.72%
    Allowance for loan losses                    (522,102)
Total earning assets                           70,003,160       $  1,174,019      6.68%
Other assets                                   11,594,008
    Total assets                             $ 81,597,168

Funding liabilities:
  Deposits and other customer related
   accounts:
      NOW accounts                           $  5,497,403       $     15,225      1.10%
      NOW accounts - government
       & wholesale                              3,825,292             49,944      5.18%
      Customer repurchase agreements            2,643,836             28,869      4.33%
      Savings accounts                          4,144,517              6,914      0.66%
      Money market accounts                    10,224,580             93,751      3.64%
      Money market accounts- wholesale          1,862,865             25,211      5.37%
     Core and other customer related
      accounts                                 28,198,493            219,914      3.09%
     Time deposits                             11,323,566            134,570      4.71%
     Time deposits - wholesale                  4,068,060             54,196      5.29%
  Total deposits and other customer
   related accounts                            43,590,119            408,680      3.72%
  Borrowings:
      Wholesale borrowings                     17,654,582            225,169      5.08%
      Other borrowings                          3,736,339             59,532      6.06%
  Total borrowings                             21,390,921            284,701      5.30%
Total funding liabilities                      64,981,040            693,381      4.24%
Non-interest bearing DDA                        6,403,572
Other liabilities                               1,439,105
    Total liabilities                          72,823,717
Stockholders' equity                            8,773,451
    Total liabilities and stockholders'
     equity                                  $ 81,597,168
Net interest income                                             $    480,638
Interest rate spread                                                              2.44%
Contribution from interest free funds                                             0.30%
Net interest margin                                                               2.74%

                                                               Quarter Ended
                                                               June 30, 2007
                                                Average                          Yield/
(dollars in thousands)                          Balance         Interest (1)      Rate
Earning assets:
  Investment securities                      $ 14,041,230       $    215,663      6.15%
  Loans:
    Commercial                                 25,470,400            458,763      7.22%
    Multi-Family                                4,637,577             72,186      6.23%
    Consumer:
      Residential mortgages                    14,429,334            203,581      5.64%
      Home equity loans and
       lines of credit                          5,933,285            101,804      6.88%
     Total consumer loans
      secured by real estate                   20,362,619            305,385      6.00%
     Auto Loans                                 5,926,390            102,865      6.96%
     Other                                        388,325              8,293      8.57%
    Total Consumer                             26,677,334            416,543      6.25%
  Total loans                                  56,785,311            947,492      6.69%
    Allowance for loan losses                    (493,621)
Total earning assets                           70,332,920       $  1,163,155      6.63%
Other assets                                   11,608,001
    Total assets                             $ 81,940,921

Funding liabilities:
  Deposits and other customer related
   accounts:
      NOW accounts                           $  5,935,760       $     15,791      1.07%
      NOW accounts - government
       & wholesale                              4,170,249             53,420      5.14%
      Customer repurchase agreements            2,389,302             26,594      4.46%
      Savings accounts                          4,437,785              7,184      0.65%
      Money market accounts                     9,687,237             84,086      3.48%
      Money market accounts - wholesale         2,525,720             34,668      5.51%
     Core and other customer
      related accounts                         29,146,053            221,743      3.05%
     Time deposits                             11,004,592            128,170      4.67%
     Time deposits - wholesale                  4,425,195             59,703      5.41%
  Total deposits and other customer
   related accounts                            44,575,840            409,616      3.69%
  Borrowings:
      Wholesale borrowings                     15,396,099            194,074      5.05%
      Other borrowings                          5,227,113             82,361      6.20%
  Total borrowings                             20,623,212            276,435      5.37%
Total funding liabilities                      65,199,052            686,051      4.22%
Non-interest bearing DDA                        6,421,910
Other liabilities                               1,503,851
    Total liabilities                          73,124,813
Stockholders' equity                            8,816,108
    Total liabilities and stockholders'
     equity                                  $ 81,940,921
Net interest income                                             $    477,104
Interest rate spread                                                              2.41%
Contribution from interest free funds                                             0.31%
Net interest margin                                                               2.71%

                                                              Quarter Ended
                                                           September 30, 2006
                                                Average                          Yield/
(dollars in thousands)                          Balance         Interest (1)      Rate
Earning assets:
  Investment securities                      $ 15,886,584       $    241,045      6.06%
  Loans:
    Commercial                                 23,034,009            419,552      7.24%
    Multi-Family                                6,184,739             95,298      6.16%
    Consumer:
      Residential mortgages                    17,860,553            256,417      5.74%
      Home equity loans and
       lines of credit                         10,519,717            173,914      6.59%
     Total consumer loans
      secured by real estate                   28,380,270            430,331      6.05%
     Auto Loans                                 4,394,903             66,220      5.98%
     Other                                        451,333             10,296      9.05%
    Total Consumer                             33,226,506            506,847      6.08%
  Total loans                                  62,445,254          1,021,697      6.52%
    Allowance for loan losses                    (537,690)
Total earning assets                           77,794,148       $  1,262,742      6.47%
Other assets                                   12,160,105
    Total assets                             $ 89,954,253

Funding liabilities:
  Deposits and other
   customer related accounts:
      NOW accounts                           $  6,085,520       $     16,810      1.07%
      NOW accounts - government
       & wholesale                              4,328,149             58,034      5.32%
      Customer repurchase agreements            1,714,351             20,638      4.78%
      Savings accounts                          5,013,163              8,409      0.67%
      Money market accounts                     9,050,048             65,548      2.87%
      Money market accounts - wholesale         4,017,420             55,514      5.48%
     Core and other customer related
      accounts                                 30,208,651            224,953      2.95%
     Time deposits                             11,541,567            125,039      4.30%
     Time deposits - wholesale                  4,963,227             62,866      5.03%
  Total deposits and other customer
   related accounts                            46,713,445            412,858      3.51%
  Borrowings:
      Wholesale borrowings                     20,847,228            254,407      4.86%
      Other borrowings                          5,606,261             81,799      5.82%
  Total borrowings                             26,453,489            336,206      5.06%
Total funding liabilities                      73,166,934            749,064      4.07%
Non-interest bearing DDA                        6,707,400
Other liabilities                               1,458,009
    Total liabilities                          81,332,343
Stockholders' equity                            8,621,910
    Total liabilities and
     stockholders' equity                    $ 89,954,253
Net interest income                                             $    513,678
Interest rate spread                                                              2.40%
Contribution from interest free funds                                             0.24%
Net interest margin                                                               2.64%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                             Year to Date
                                                          September 30, 2007
                                              Average                          Yield/
(dollars in thousands)                        Balance         Interest (1)      Rate
Earning assets:
  Investment securities                    $ 14,359,545       $    662,500      6.15%
  Loans:
    Commercial                               25,169,599          1,361,906      7.23%
    Multi-Family                              4,827,663            232,677      6.43%
    Consumer:
      Residential mortgages                  14,788,758            630,279      5.68%
      Home equity loans and lines
       of credit                              7,122,383            369,186      6.93%
    Total consumer loans secured by
     real estate                             21,911,141            999,465      6.09%
    Auto Loans                                5,915,010            307,332      6.95%
    Other                                       376,740             24,156      8.57%
  Total Consumer                             28,202,891          1,330,953      6.30%
Total loans                                  58,200,153          2,925,536      6.71%
  Allowance for loan losses                    (496,921)
Total earning assets                         72,062,777       $  3,588,036      6.65%
Other assets                                 11,632,426
  Total assets                             $ 83,695,203

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                           $  5,812,672       $     47,456      1.09%
    NOW accounts- government
     & wholesale                              4,030,753            155,436      5.16%
    Customer repurchase agreements            2,433,331             81,358      4.47%
    Savings accounts                          4,383,303             21,277      0.65%
    Money market accounts                     9,691,344            252,097      3.48%
    Money market accounts - wholesale         2,670,593            109,535      5.48%
  Core and other customer related
   accounts                                  29,021,996            667,159      3.07%
  Time deposits                              11,190,921            390,246      4.66%
  Time deposits - wholesale                   4,330,871            174,142      5.38%
Total deposits and other customer
 related accounts                            44,543,788          1,231,547      3.70%
Borrowings:
  Wholesale borrowings                       17,623,077            668,508      5.07%
  Other borrowings                            4,785,627            218,863      6.10%
Total borrowings                             22,408,704            887,371      5.29%
Total funding liabilities                    66,952,492          2,118,918      4.23%
Non-interest bearing DDA                      6,381,978
Other liabilities                             1,585,747
  Total liabilities                          74,920,217
Stockholders' equity                          8,774,986
  Total liabilities and stockholders'
   equity                                  $ 83,695,203
Net interest income                                           $  1,469,118
Interest rate spread                                                            2.42%
Contribution from interest free funds                                           0.30%
Net interest margin                                                             2.72%

(1) Tax equivalent basis

                                                             Year to Date
                                                          September 30, 2006
                                              Average                          Yield/
(dollars in thousands)                        Balance         Interest (1)      Rate
Earning assets:
  Investment securities                    $ 14,281,351       $    610,934      5.71%
  Loans:
    Commercial                               19,699,524          1,051,982      7.14%
    Multi-Family                              2,748,477            126,583      6.14%
    Consumer:
      Residential mortgages                  15,053,802            636,131      5.63%
      Home equity loans and lines
       of credit                             10,110,555            488,104      6.45%
    Total consumer loans secured by
     real estate                             25,164,357          1,124,235      5.96%
    Auto Loans                                4,400,416            192,228      5.84%
    Other                                       460,455             27,826      8.08%
  Total Consumer                             30,025,228          1,344,289      5.98%
Total loans                                  52,473,229          2,522,854      6.42%
  Allowance for loan losses                    (471,358)
Total earning assets                         66,283,222       $  3,133,788      6.31%
Other assets                                  9,623,451
  Total assets                             $ 75,906,673

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                           $  5,396,984       $     33,287      0.81%
    NOW accounts - government
     & wholesale                              4,399,421            163,942      4.98%
    Customer repurchase agreements            1,456,466             48,060      4.41%
    Savings accounts                          4,128,312             21,938      0.71%
    Money market accounts                     8,230,487            158,350      2.57%
    Money market accounts - wholesale         2,073,058             82,255      5.30%
  Core and other customer related
   accounts                                  25,684,728            507,832      2.64%
  Time deposits                               9,309,728            275,475      3.96%
  Time deposits - wholesale                   4,475,117            167,418      5.00%
Total deposits and other customer
 related accounts                            39,469,573            950,725      3.22%
Borrowings:
  Wholesale borrowings                       17,244,235            586,685      4.54%
  Other borrowings                            4,942,265            200,476      5.41%
Total borrowings                             22,186,500            787,161      4.74%
Total funding liabilities                    61,656,073          1,737,886      3.77%
Non-interest bearing DDA                      5,826,134
Other liabilities                             1,342,011
  Total liabilities                          68,824,218
Stockholders' equity                          7,082,455
  Total liabilities and stockholders'
   equity                                  $ 75,906,673
Net interest income                                           $  1,395,902
Interest rate spread                                                            2.54%
Contribution from interest free funds                                           0.27%
Net interest margin                                                             2.81%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                       Sept. 30       June 30        Mar. 31        Dec. 31        Sept. 30
(dollars in thousands)                   2007           2007           2007           2006           2006
Non-accrual loans:
  Consumer:
    Residential mortgages              $ 79,909       $ 69,392       $ 62,864       $ 47,687       $ 35,365
    Home equity loans and
     lines of credit                     53,974         12,875         12,131         10,312         62,002
    Auto loans                              730            620            416            191            327
    Other consumer loans                  2,076          1,714          1,504          2,764          1,384
Total consumer loans                    136,689         84,601         76,915         60,954         99,078
  Commercial real estate                 66,977         74,077         87,896         77,196         64,138
  Commercial and
   industrial and other                  78,251         80,706         76,668         69,207         68,995
Total non-accrual loans                 281,917        239,384        241,479        207,357        232,211
  Restructured loans                        443            503            552            557            570
Total non-performing
 loans (1)                              282,360        239,887        242,031        207,914        232,781
  Real estate owned, net                 43,517         34,724         29,655         22,562         34,775
  Other repossessed assets                10,861         7,755          6,722          5,126          5,500
Total non-performing
 assets (1)                            $336,738       $282,366       $278,408       $235,602       $273,056

Non-performing loans as
 a percentage of loans (1) (2)             0.49%          0.42%          0.43%          0.38%          0.37%
Non-performing assets as
 a percentage of total
 assets (1) (2)                            0.39%          0.34%          0.34%          0.29%          0.30%
Non-performing assets as
 a percentage of total
 loans, real estate
 owned and repossessed
 assets (1) (2)                            0.59%          0.50%          0.50%          0.43%          0.43%
Allowance for credit
 losses as a percentage
 of non-performing loans (1)                230%           217%           208%           234%           240%

NET LOAN CHARGE-OFFS

Quarters ended (in                 Sept. 30        June 30       Mar. 31        Dec. 31         Sept. 30
 thousands)                          2007           2007           2007           2006            2006
  Commercial real estate          $   2,401      $   2,766      $   5,782      $    (282)      $   1,188
  Commercial and
   industrial and
   other (3)                          8,387          6,820          6,089         18,651           6,402
Total commercial                     10,788          9,586         11,871         18,369           7,590
  Residential
   mortgages (4)                      1,715          1,558            564          8,028             422
  Home equity loans and
   lines of credit (5)                  883          1,934          1,523        399,609          19,909
Total consumer loans secured
 by real estate                       2,598          3,492          2,087        407,637          20,331
  Auto loans                         19,448         12,305         10,115          9,574           7,271
  Other consumer loans                  734            291             17            453             135
Total consumer                       22,780         16,088         12,219        417,664          27,737

Total loan charge-offs            $  33,568      $  25,674      $  24,090      $ 436,033       $  35,327

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

Quarters ended                  Sept. 30       June 30        Mar. 31        Dec. 31        Sept. 30
 (in thousands)                   2007           2007           2007           2006           2006
Provision for
 loan losses (6)               $ 159,630      $  49,589      $  45,239      $ 364,309      $  45,437
Provision/(recoveries)
 for unfunded commitments          2,870          1,411            761          1,652           (437)
Total provision for
 credit losses                 $ 162,500      $  51,000      $  46,000      $ 365,961      $  45,000

Allowance for loan
 losses                        $ 629,747      $ 503,685      $ 487,286      $ 471,030      $ 544,482
Reserve for unfunded
 commitments                      20,297         17,427         16,016         15,255         13,603
Total allowance for
 credit losses                 $ 650,044      $ 521,112      $ 503,302      $ 486,285      $ 558,085

(1) Non-performing loans and non-performing assets at September 30, 2007 include $41.5 million of loans related to our correspondent home equity loan portfolio due to the additional provision for credit losses that was recorded in the third quarter of 2007. Non-performing loans and non-performing assets exclude $51.6 million and $22.4 million of non-accrual loans at June 30, 2007 and March 31, 2007 related to correspondent home equity loans that had been previously classified as held for sale since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Non-performing loans and non-performing assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

(2) The calculation of this ratio at September 30, 2007 includes $41.5 million of non performing loans related to our correspondent home equity portfolio. The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

(3) The fourth quarter of 2006 includes a $14 million commercial loan charge-off.

(4) Fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale.

(5) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.

(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

Quarters ended         Sept. 30         June 30          Mar. 31          Dec. 31          Sept. 30
 (in thousands)          2007             2007             2007             2006             2006
Demand deposit
 accounts            $ 6,272,412      $ 6,313,408      $ 6,420,046      $ 6,577,585      $ 6,687,150
NOW accounts           5,352,228        5,950,960        6,159,701        6,333,667        6,347,484
NOW accounts -
 government
 & wholesale           4,319,805        3,661,659        5,008,897        3,573,861        3,600,363
Customer
 repurchase
 agreements            2,726,686        2,525,932        2,310,290        2,206,445        2,027,100
Savings
 accounts              3,984,551        4,312,492        4,558,367        4,637,346        4,919,190
Money market
 accounts             10,258,960       10,005,554        9,452,904        8,875,353        8,380,908
Money market
 accounts -
 government
 & wholesale           1,556,973        1,951,496        3,090,988        4,116,417        4,068,655
Time deposits         11,970,145       10,996,111       11,144,281       11,336,147       11,684,137
Time deposits -
 wholesale             3,656,288        4,127,023        4,417,483        4,727,733        5,068,627
Total deposits
 and other
 customer
 related
 accounts            $50,098,048      $49,844,635      $52,562,957      $52,384,554      $52,783,614

LOAN COMPOSITION - End of period

Quarters ended        Sept. 30         June 30          Mar. 31          Dec. 31          Sept. 30
 (in thousands)         2007             2007             2007             2006             2006
Commercial
 real estate        $11,821,651      $11,741,479      $11,584,728      $11,514,983      $11,401,902
Commercial
 industrial
 loans               13,807,542       13,417,347       12,908,765       12,654,746       11,212,315
Multi-family          4,038,333        4,000,527        4,806,028        5,768,451        5,970,795
Other                   245,357          388,486          552,691          534,164        1,399,313
Total
 commercial
 loans               29,912,883       29,547,839       29,852,212       30,472,344       29,984,325
Residential
 mortgages           14,009,891       14,387,342       14,403,371       17,404,730       17,817,283
Home equity
 loans and
 lines of
 credit               6,058,143        5,954,925        5,932,136        9,443,560       10,506,607
Total consumer
 loans secured
 by real
 estate              20,068,034       20,342,267       20,335,507       26,848,290       28,323,890
Auto loans            6,853,381        6,320,010        5,526,953        4,848,204        4,431,891
Other consumer
 loans                  314,066          317,002          410,825          419,758          437,614
Total consumer
 loans               27,235,481       26,979,279       26,273,285       32,116,252       33,193,395

Total loans         $57,148,364      $56,527,118      $56,125,497      $62,588,596      $63,177,720

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

Quarters ended        Sept. 30         June 30          Mar. 31          Dec. 31          Sept. 30
 (in thousands)         2007             2007             2007             2006             2006
Demand deposit
 accounts           $ 6,403,572      $ 6,421,910      $ 6,335,301      $ 6,596,008      $ 6,707,400
NOW accounts          5,497,403        5,935,760        5,994,720        6,125,347        6,085,520
NOW accounts -
 government &
 wholesale            3,825,292        4,170,249        4,099,733        3,977,652        4,328,149
Customer
 repurchase
 agreements           2,643,836        2,389,302        2,262,732        2,182,446        1,714,351
Savings
 accounts             4,144,517        4,437,785        4,572,309        4,755,332        5,013,163
Money market
 accounts            10,224,580        9,687,237        9,150,410        8,688,901        9,050,048
Money market
 accounts -
 government &
 wholesale            1,862,865        2,525,720        3,642,754        3,999,190        4,017,420
Time deposits        11,323,566       11,004,592       11,243,730       11,535,214       11,541,567
Time deposits
 - wholesale          4,068,060        4,425,195        4,504,148        4,933,950        4,963,227
Total deposits
 and other
 customer
 related
 accounts           $49,993,691      $50,997,750      $51,805,837      $52,794,040      $53,420,845

LOAN COMPOSITION - Average

Quarters ended          Sept. 30         June 30          Mar. 31          Dec. 31          Sept. 30
 (in thousands)           2007             2007             2007             2006             2006
Commercial
 real
 estate               $11,746,854      $11,737,900      $11,513,005      $11,421,431      $10,869,370
Commercial
 industrial
 loans                 12,049,755       12,146,382       11,566,055       11,347,975       10,805,007
Multi-family            3,975,580        4,637,577        5,890,879        6,103,412        6,184,739
Other                   1,632,878        1,586,118        1,520,732        1,427,147        1,359,632
Total commercial
 loans                 29,405,067       30,107,977       30,490,671       30,299,965       29,218,748
Residential
 mortgages             14,357,561       14,429,334       15,592,954       17,897,922       17,860,553
Home equity
 loans and
 lines of
 credit                 5,974,643        5,933,285        9,497,940       10,145,548       10,519,717
Total consumer
 loans secured
 by real
 estate                20,332,204       20,362,619       25,090,894       28,043,470       28,380,270
Auto loans              6,616,774        5,926,390        5,186,143        4,628,603        4,394,903
Other consumer
 loans                    320,848          388,325          422,161          427,026          451,333
Total consumer
 loans                 27,269,826       26,677,334       30,699,198       33,099,099       33,226,506

Total loans           $56,674,893      $56,785,311      $61,189,869      $63,399,064      $62,445,254

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

(dollars in thousands,
 except per share data -
 all amounts are after tax)

                                                             Quarter Ended
                                                             Total dollars
                                 Sept. 30        June 30         Mar. 31         Dec. 31         Sept. 30
                                   2007            2007            2007            2006            2006
Net income/ (loss) as
 reported                       $  58,210       $ 147,452       $  48,059       $(129,440)      $ 184,009
Dividends on preferred
 stock                             (3,650)         (3,650)         (3,650)         (3,650)         (1,825)
Net income available to
 common shareholders               54,560         143,802          44,409        (133,090)        182,184
Contingently convertible
 trust preferred
 interest expense, net
 of tax                                --           6,413              --              --           6,344
Net income/ (loss) for
 EPS purposes                   $  54,560       $ 150,215       $  44,409       $(133,090)      $ 188,528

Non GAAP adjustments to
 adjust antidilutive EPS
Net income available to
 common shareholders            $  54,560                       $  44,409       $(133,090)
Trust IV expense, net of
 tax                                6,423                           6,412           6,354
Antidilutive net income/
 (loss) for operating
 EPS calculation                $  60,983                       $  50,821       $(126,736)

Reconciliation to
 Operating earnings EPS
Net income/ (loss) for
 Operating earnings EPS
 purposes                       $  60,983       $ 150,215       $  50,821       $(126,736)      $ 188,528
  Merger related and
   integration costs                   --             108           1,323           6,863          18,463
  Provision for credit
   losses                          30,550              --              --         192,374              --
  Loss on economic hedges              --              --              --              --              --
  Loss on investment
   restructuring                       --              --              --          27,961              --
  Loss on mortgage banking
   loan sale restructuring             --              --              --          14,954              --
  Loss on restructuring,
   other employee
   severance and debt
   repurchase charges               3,919          23,360          12,771          51,134              --
  ESOP expense related to
   freezing of plan                    --          (3,266)         43,385              --              --
  Hedge loss on sale of
   multifamily loans                   --              --          (3,860)             --              --
  Impairment on FNMA and
   FHLMC preferred stock               --              --              --              --              --
  Gain on redemption of
   FNMA and FHLMC
   preferred stock                     --              --            (953)             --              --
  Writedown on
   correspondent home
   equity loans                        --              --          76,394              --              --
  Proxy and related
   professional fees                   --             (82)           (249)             --              --
Operating earnings for
 EPS purposes                   $  95,452       $ 170,335       $ 179,632       $ 166,550       $ 206,991

Weighted average diluted
 shares for GAAP EPS              480,171         512,641         475,115         473,404         506,135
Add back of diluted
 shares for operating
 EPS not factored into
 GAAP diluted shares due
 to antidilution (1)               32,480              --          34,353          34,583              --
Adjusted weighted
 average diluted shares
 for Operating EPS                512,651         512,641         509,468         507,987         506,135

(dollars in thousands,
 except per share data -
 all amounts are after tax)

                                                           Quarter Ended
                                                             Per share
                                        Sept. 30   June 30     Mar. 31     Dec. 31     Sept. 30
                                          2007       2007        2007        2006        2006
Net income/ (loss) as reported
Dividends on preferred stock
Net income available to common
 shareholders
Contingently convertible trust
 preferred interest expense,
 net of tax
Net income/ (loss) for
 EPS purposes                             $0.11      $0.29       $0.09       $(0.28)     $0.37

Non GAAP adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders
Trust IV expense, net of tax
Antidilutive net income/ (loss) for
 operating EPS calculation

Reconciliation to Operating earnings
 EPS
Net income/ (loss) for Operating
 earnings EPS purposes                    $0.12      $0.29       $0.10       $(0.25)     $0.37
  Merger related and integration
   costs                                     --       0.00        0.00        0.01        0.04
  Provision for credit losses              0.06         --          --        0.38          --
  Loss on economic hedges                    --         --          --          --          --
  Loss on investment restructuring           --         --          --        0.06          --
  Loss on mortgage banking loan
   sale restructuring                        --         --          --        0.03          --
  Loss on restructuring, other
   employee severance and debt
   repurchase charges                      0.01       0.05        0.02        0.10          --
  ESOP expense related to freezing
   of plan                                   --      (0.01)       0.09          --          --
  Hedge loss on sale of
   multifamily loans                         --         --       (0.01)         --          --
  Impairment on FNMA and FHLMC
   preferred stock                           --         --          --          --          --
  Gain on redemption of FNMA and
   FHLMC preferred stock                     --         --       (0.00)         --          --
  Writedown on correspondent home
   equity loans                              --         --        0.15          --          --
  Proxy and related professional
   fees                                      --      (0.00)      (0.00)         --          --
Operating earnings for EPS
 purposes                                 $0.19      $0.33       $0.35       $0.33       $0.41

(dollars in thousands,
 except per share data -
 all amounts are after tax)

                                                               Year to Date
                                                 Total dollars               Per share
                                           Sept. 30        Sept. 30     Sept. 30    Sept. 30
                                             2007            2006         2007        2006
Net income/ (loss) as reported            $ 253,721       $ 266,351
Dividends on preferred stock                (10,950)         (4,258)
Net income available to common
 shareholders                               242,771         262,093
Contingently convertible trust
 preferred interest expense,
 net of tax                                      --          19,006
Net income/(loss) for EPS
 purposes                                 $ 242,771       $ 281,099       $0.51       $0.62

Non GAAP adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders                             $ 242,771
Trust IV expense, net of tax                 19,249
Antidilutive net income/ (loss)
 for operating EPS calculation            $ 262,020

Reconciliation to Operating
 earnings EPS
Net income/ (loss) for Operating
 earnings EPS purposes                    $ 262,020       $ 281,099       $0.51       $0.62
  Merger related and integration
   costs                                      1,432          20,711        0.00        0.05
  Provision for credit losses                30,550           8,125        0.06        0.02
  Loss on economic hedges                        --           7,402          --        0.02
  Loss on investment restructuring               --         154,884          --        0.34
  Loss on mortgage banking loan sale
   restructuring                                 --              --          --          --
  Loss on restructuring, other
   employee severance and debt
   repurchase charges                        40,049              --        0.08          --
  ESOP expense related to freezing
   of plan                                   40,119              --        0.08          --
  Hedge loss on sale of
   multifamily loans                         (3,860)             --       (0.01)         --
  Impairment on FNMA and FHLMC
   preferred stock                               --          43,875          --        0.10
  Gain on redemption of FNMA and
   FHLMC preferred stock                       (953)             --       (0.00)         --
  Writedown on correspondent home
   equity loans                              76,394              --        0.15          --
  Proxy and related professional
   fees                                        (331)          9,319       (0.00)       0.02
Operating earnings for EPS
 purposes                                 $ 445,420       $ 525,415       $0.87       $1.16

Weighted average diluted shares
 for GAAP EPS                               477,884         454,265
Add back of diluted shares for
 operating EPS not factored into
 GAAP diluted shares due to
 antidilution (1)                            33,732              --
Adjusted weighted average diluted
 shares for Operating EPS                   511,616         454,265

(1) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first and third quarters of 2007, the nine months ended September 30, 2007 and the fourth quarter of 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                                 Quarter Ended
                                               Sept. 30             June 30              Mar. 31
(dollars in thousands)                           2007                 2007                 2007
Average Equity                             $    8,773,451       $    8,816,108       $    8,734,981
Average Goodwill                               (5,003,137)          (5,005,116)          (5,005,119)
Average CDI and other intangibles                (421,895)            (453,528)            (486,214)
Average Tangible Equity                    $    3,348,419       $    3,357,464       $    3,243,648

Operating Return on Average Equity                   4.32%                7.75%                8.34%
  Effect of Goodwill                                 6.45%               11.55%               12.87%
  Effect of CDI and other intangibles                0.54%                1.05%                1.25%
Tangible Return on Average Equity                   11.31%               20.35%               22.46%

                                                       Quarter Ended
                                                Dec. 31              Sept. 30
(dollars in thousands)                            2006                 2006

Average Equity                              $    8,816,938       $    8,621,910
Average Goodwill                                (4,992,610)          (4,932,536)
Average CDI and other intangibles                 (519,891)            (611,329)
Average Tangible Equity                     $    3,304,437       $    3,078,045

Operating Return on Average Equity                    7.49%                9.52%
  Effect of Goodwill                                 11.32%               15.26%
  Effect of CDI and other intangibles                 1.18%                1.89%
Tangible Return on Average Equity                    20.00%               26.68%

                                                        Year-to-Date
                                                Sept. 30             Sept. 30
(dollars in thousands)                            2007                 2006
Average Equity                              $    8,774,986       $    7,082,455
Average Goodwill                                (5,004,450)          (3,705,413)
Average CDI and other intangibles                 (453,644)            (388,650)
Average Tangible Equity                     $    3,316,892       $    2,988,392

Operating Return on Average Equity                    6.79%                9.92%
  Effect of Goodwill                                 10.24%               12.30%
  Effect of CDI and other intangibles                 0.93%                1.29%
Tangible Return on Average Equity                    17.95%               23.51%

SOURCE Sovereign Bancorp, Inc.